Exhibit 99.1

MODEL N ANNOUNCES FIRST QUARTER FISCAL YEAR 2023 FINANCIAL RESULTS

Total Revenue Grew 15% Year-over-Year
SaaS ARR Grew 36% Year-over-Year
Net Loss Decreased 35% Year-over-Year
Adjusted EBITDA Grew 27% Year-over-Year

SAN MATEO, Calif. – February 7, 2023 - Model N, Inc. (NYSE: MODN), the leader in cloud revenue management solutions, today announced financial results for the first quarter of fiscal year 2023 ended December 31, 2022.

“I am very proud of our team for the strong first quarter results. During the quarter, we signed new logos, closed another significant SaaS transition, expanded within numerous existing customers, and enjoyed strong renewals. Our SaaS ARR grew by 36% year-over-year to reach an all-time high,” said Jason Blessing, president and chief executive officer of Model N. “As we look ahead, we continue to remain focused on driving profitable growth and I’m optimistic about the year ahead.”

Recent Highlights

•Released the results of its fifth annual State of Revenue Report capturing detailed data intended to help life sciences and high-tech industry executives grappling with how to grow company revenue and market share.

•Introduced the Fall 2022 product release of the Model N Revenue Cloud. This latest semi-annual update focuses on bringing innovative revenue optimization and compliance solutions for life sciences and high-tech customers, informed by market shifts, customer feedback, and the continuous pursuit of marketplace excellence.

First Quarter 2023 Financial Highlights
•Revenues: Total revenues were $59.2 million, an increase of 15% from the first quarter of fiscal year 2022. Subscription revenues were $44.2 million, an increase of 16% from the first quarter of fiscal year 2022.

•Gross Profit: Gross profit was $32.9 million, an increase of 14% from the first quarter of fiscal year 2022. Gross margin was 56% for the first quarter of fiscal year 2023 and 2022. Non-GAAP gross profit was $36.1 million, an increase of 16% from the first quarter of fiscal year 2022. Non-GAAP gross margin was 61% compared to 60% for the first quarter of fiscal year 2022. Subscription gross margin was 65% compared to 63% for the first quarter of fiscal year 2022. Non-GAAP subscription gross margin was 69% compared to 68% for the first quarter of fiscal year 2022.

•GAAP Loss and Non-GAAP Income from Operations: GAAP loss from operations was $3.5 million compared to loss from operations of $2.0 million for the first quarter of fiscal year 2022. Non-GAAP income from operations was $8.9 million, an increase of 27% from the first quarter of fiscal year 2022.

•GAAP Net Loss: GAAP net loss was $4.1 million compared to a net loss of $6.3 million for the first quarter of fiscal year 2022. GAAP basic and diluted net loss per share attributable to common stockholders was $0.11 based upon weighted average shares outstanding of 37.5 million compared to net loss per share of $0.17 for the first quarter of fiscal year 2022 based upon weighted average shares outstanding of 36.2 million.

•Non-GAAP Net Income: Non-GAAP net income, basic was $8.7 million, an increase of 61% from the first quarter of fiscal year 2022. Non-GAAP net income, diluted, was $9.8 million. Non-GAAP net income per diluted share was $0.23 based upon diluted weighted average shares outstanding of 43.3 million compared to non-GAAP net income per diluted share of $0.15 for the first quarter of fiscal year 2022 based upon diluted weighted average shares outstanding of 36.6 million.

•Adjusted EBITDA: Adjusted EBITDA was $9.1 million, an increase of 27% from the first quarter of fiscal year 2022. Adjusted EBITDA margin was 15% compared to 14% for the first quarter of fiscal year 2022.

•SaaS ARR and SaaS Net Dollar Retention: SaaS ARR hit $115.8 million, as growth accelerated to 36% year-over-year. Trailing 12-month SaaS net dollar retention increased to 134% from 129% in the prior quarter.

A reconciliation of GAAP to non-GAAP financial measures has been provided in the financial tables included in this press release.

Guidance
As of February 7, 2023, we are providing guidance for the second quarter fiscal year 2023 ending March 31, 2023 and the full fiscal year ending September 30, 2023.

(in $ millions, except per share)	Second Quarter Fiscal 2023	Full Year Fiscal 2023
Total revenues	59.0 - 60.0	242.0 - 245.0
Subscription revenues	43.5 - 44.0	179.0 - 181.0
Non-GAAP income from operations	5.8 - 6.8	36.0 - 39.0
Non-GAAP net income per share	0.15 - 0.18	0.90 - 0.97
Adjusted EBITDA	6.0 - 7.0	37.0 - 40.0

Quarterly Results Conference Call

Model N will host a conference call today at 2:00 PM Pacific Time (5:00 PM Eastern Time) to review the company’s financial results for the first quarter fiscal year 2023 ended December 31, 2022. The conference call can be accessed by dialing 877-407-4018 from the United States or +1-201-689-8471 internationally. A live webcast and replay of the conference call can be accessed from the investor relations page of Model N’s website at investor.modeln.com. Following the completion of the call through 11:59 p.m. ET on February 21, 2023, a telephone replay will be available by dialing 844-512-2921 from the United States or +1-412-317-6671, internationally, with recording access code 13735134.

About Model N

Model N is the leader in revenue optimization and compliance for pharmaceutical, medtech, and high-tech innovators. Our intelligent platform powers your digital transformation with integrated technology, data, analytics, and expert services that deliver deep insight and control.

Our integrated cloud solution is proven to automate pricing, incentive, and contract decisions to scale business profitably and grow revenue. Model N is trusted across more than 120 countries by the world’s leading pharmaceutical, medical technology, semiconductor, and high-tech companies, including Johnson & Johnson, AstraZeneca, Stryker, Seagate Technology, Broadcom, and Microchip Technology. For more information, visit www.modeln.com.

Forward-Looking Statements

This press release contains forward-looking statements including, among other things, statements regarding Model N’s first quarter and full year fiscal 2023 financial results, Model N’s profitability, future planned enhancements to our products and benefits from our products. The words “believe,” “may,” “will,” “estimate,” “continue,” “anticipate,” “intend,” “expect,” and similar expressions are intended to identify forward-looking statements. These forward-looking statements are subject to risks, uncertainties, and assumptions. If the risks materialize or assumptions prove incorrect, actual results could differ materially from the results implied by these forward-looking statements. Risks include, but are not limited to: (i) delays in closing customer contracts; (ii) our ability to improve and sustain our sales execution; (iii) the timing of new orders and the associated revenue recognition; (iv) adverse changes in general economic or market conditions; (v) delays or reductions in information technology spending and resulting variability in customer orders from quarter to quarter; (vi) competitive factors, including but not limited to pricing pressures, industry consolidation, entry of new competitors and new applications and marketing initiatives by our competitors; (vii) our ability to manage our growth effectively; (viii) acceptance of our applications and services by customers; (ix) success of new products; (x) the risk that the strategic initiatives that we may pursue will not result in significant future revenues; (xi) changes in health care regulation and policy and tax in the United States and worldwide; (xii) our ability to retain customers; and (xiii) adverse impacts on our business and financial condition due to macroeconomic and geopolitical factors, such as inflation, rising interests, pandemics and geopolitical conflicts. Further information on risks that could affect Model N’s results is included in our filings with the Securities and Exchange Commission (“SEC”), including our most recent quarterly report on Form 10-Q and our annual report on Form 10-K for the fiscal year ended September 30, 2022, and any current reports on Form 8-K that we may file from time to time. Should any of these risks or uncertainties materialize, actual results could differ materially from expectations. Model N assumes no obligation to, and does not currently intend to, update any such forward-looking statements after the date of this release.

Non-GAAP Financial Measures

We have provided in this release financial information that has not been prepared in accordance with accounting standards generally accepted in the United States of America (“GAAP”). We use these non-GAAP financial measures internally in analyzing our financial results and believe they are useful to investors, as a supplement to GAAP measures, in evaluating our ongoing operational performance. We believe that the use of these non-GAAP financial measures provides an additional tool for investors to use in evaluating ongoing operating results and trends, and in comparing our financial results with other companies in our industry, many of which present similar non-GAAP financial measures to investors.

Non-GAAP financial measures should not be considered in isolation from, or as a substitute for, financial information prepared in accordance with GAAP. Investors are encouraged to review the reconciliation of these non-GAAP financial measures to their most directly comparable GAAP financial measures below. A reconciliation of our non-GAAP financial measures to their most directly comparable GAAP measures has been provided in the financial statement tables included below in this press release.

Our reported results include certain non-GAAP financial measures, including non-GAAP gross profit, non-GAAP gross margin, non-GAAP subscription gross profit, non-GAAP subscription gross margin, non-GAAP income from operations, non-GAAP net income, non-GAAP net income per share, adjusted EBITDA and free cash flow. Non-GAAP gross profit and subscription gross profit excludes stock-based compensation expenses and amortization of intangible assets as they are often excluded by other companies to help investors understand the operational performance of their business. Non-GAAP income from operations excludes stock-based compensation expense and amortization of intangible assets. Non-GAAP net income excludes stock-based compensation expense, amortization of intangible assets, and amortization of debt discount and issuance costs. Additionally, stock-based compensation expense varies from period to period and from company to company due to such things as valuation methodologies and changes in stock price. Adjusted EBITDA is defined as net loss, adjusted for depreciation and amortization, stock-based compensation expense, interest expense, net, other (income) expenses, net, and provision for income taxes. Reconciliation tables are provided in this press release.

SaaS ARR is defined as the annualized value of our SaaS revenue, which is derived by dividing the SaaS portion of our recurring subscription revenue for the quarter by the number of days in the quarter, and multiplying it by 365 to get an annualized number. SaaS Net Dollar Retention uses the same SaaS ARR calculations to measure the percentage change in SaaS ARR from customers that are in both the current period and the year-ago period. SaaS ARR that has been added from new customers that were not in the year-ago calculation is excluded from the SaaS Net Dollar Retention calculation. SaaS ARR and SaaS Net Dollar Retention should be viewed independently of revenue, deferred revenue, and remaining performance obligations, and are not intended to be a substitute for, or combined with, any of these items.

Free cash flow is defined as net cash provided by operating activities less cash used for purchase of property plant and equipment.

We have not reconciled guidance for non-GAAP financial measures to their most directly comparable GAAP measures because certain items that impact these measures are uncertain, out of our control and/or cannot be reasonably predicted or estimated, such as the difficulties of estimating certain items such as charges to stock-based compensation expense. Accordingly, a reconciliation of the non-GAAP financial measure guidance to the corresponding GAAP measures is not available without unreasonable effort.

Investor Relations Contact:

Carolyn Bass
Market Street Partners
investorrelations@modeln.com

Media Contact:

BLASTmedia
Press@modeln.com

Model N, Inc.
Condensed Consolidated Balance Sheets
(in thousands)

	As of December 31, 2022	As of September 30, 2022
Assets
Current assets
Cash and cash equivalents	$175,194	$193,524
Funds held for customers	134	603
Accounts receivable, net	66,118	49,121
Prepaid expenses	5,137	5,772
Other current assets	14,209	12,516
Total current assets	260,792	261,536
Property and equipment, net	1,566	1,838
Operating lease right-of-use assets	13,175	15,392
Goodwill	65,665	65,665
Intangible assets, net	35,354	37,362
Other assets	10,277	10,454
Total assets	$386,829	$392,247
Liabilities and Stockholders’ Equity
Current liabilities
Accounts payable	$5,040	$5,820
Customer funds payable	134	603
Accrued employee compensation	11,014	26,712
Accrued liabilities	3,621	6,860
Operating lease liabilities, current portion	4,586	4,651
Deferred revenue, current portion	67,081	62,282
Total current liabilities	91,476	106,928
Long-term liabilities
Long term debt	169,439	135,417
Operating lease liabilities, less current portion	10,013	12,142
Other long-term liabilities	3,364	3,139
Total long-term liabilities	182,816	150,698
Total liabilities	274,292	257,626
Stockholders’ equity
Common stock	6	6
Additional paid-in capital	381,733	421,473
Accumulated other comprehensive loss	(2,214)	(2,413)
Accumulated deficit	(266,988)	(284,445)
Total stockholders’ equity	112,537	134,621
Total liabilities and stockholders’ equity	$386,829	$392,247

Model N, Inc.
Condensed Consolidated Statements of Operations
(in thousands, except per share amounts)

	Three Months Ended December 31,
	2022	2021
Revenues
Subscription	$44,214	$38,088
Professional services	14,940	13,454
Total revenues	59,154	51,542
Cost of revenues
Subscription	15,606	13,916
Professional services	10,665	8,735
Total cost of revenues	26,271	22,651
Gross profit	32,883	28,891
Operating expenses
Research and development	12,764	11,427
Sales and marketing	12,977	11,039
General and administrative	10,691	8,439
Total operating expenses	36,432	30,905
Loss from operations	(3,549)	(2,014)
Interest expense, net	134	3,778
Other expenses (income), net	(65)	100
Loss before income taxes	(3,618)	(5,892)
Provision for income taxes	432	374
Net loss	$(4,050)	$(6,266)
Net loss per share:
Basic and diluted	$(0.11)	$(0.17)
Weighted average number of shares used in computing net loss per share:
Basic and diluted	37,527	36,223

Model N, Inc.
Condensed Consolidated Statements of Cash Flows
(in thousands)

	Three Months Ended December 31,
	2022	2021
Cash Flows from Operating Activities
Net loss	$(4,050)	$(6,266)
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation and amortization	2,273	2,240
Stock-based compensation	10,404	6,986
Amortization of debt discount and issuance costs	302	2,655
Deferred income taxes	157	158
Amortization of capitalized contract acquisition costs	1,196	982
Other non-cash charges	56	40
Changes in assets and liabilities, net of acquisition
Accounts receivable	(17,080)	(6,499)
Prepaid expenses and other assets	43	1,202
Accounts payable	(775)	(2,229)
Accrued employee compensation	(10,630)	(8,367)
Other current and long-term liabilities	(4,961)	(1,542)
Deferred revenue	4,773	955
Net cash provided by operating activities	(18,292)	(9,685)
Cash Flows from Investing Activities
Purchases of property and equipment	(26)	(325)
Net cash used in investing activities	(26)	(325)
Cash Flows from Financing Activities
Proceeds from exercise of stock options and issuance of common stock under employee stock purchase plan	27	72
Net changes in customer funds payable	(469)	276
Net cash provided by financing activities	(442)	348
Effect of exchange rate changes on cash and cash equivalents	(39)	(16)
Net decrease in cash and cash equivalents	(18,799)	(9,678)
Cash and cash equivalents
Beginning of period	194,127	165,783
End of period	$175,328	$156,105

Model N, Inc.
Reconciliation of GAAP to Non-GAAP Operating Results
(in thousands, except per share amounts)

	Three Months Ended December 31,
	2022	2021
Reconciliation from GAAP net loss to adjusted EBITDA
GAAP net loss	$(4,050)	$(6,266)
Reversal of non-GAAP items
Stock-based compensation expense	10,404	6,986
Depreciation and amortization	2,273	2,240
Interest expense, net	134	3,778
Other expenses (income), net	(65)	100
Provision for income taxes	432	374
Adjusted EBITDA	$9,128	$7,212

	Three Months Ended December 31,
	2022	2021
Reconciliation from GAAP gross profit to non-GAAP gross profit
GAAP gross profit	$32,883	$28,891
Reversal of non-GAAP expenses
Stock-based compensation (a)	2,477	1,479
Amortization of intangible assets (b)	709	709
Non-GAAP gross profit	$36,069	$31,079
Percentage of revenue	61.0%	60.3%

	Three Months Ended December 31,
	2022	2021
Reconciliation from GAAP subscription gross profit to non-GAAP subscription gross profit
GAAP subscription gross profit	$28,608	$24,172
Reversal of non-GAAP expenses
Stock-based compensation (a)	1,337	858
Amortization of intangible assets (b)	709	709
Non-GAAP subscription gross profit	$30,654	$25,739
Percentage of subscription revenue	69.3%	67.6%

	Three Months Ended December 31,
	2022	2021
Reconciliation from GAAP professional services gross profit to non-GAAP professional services gross profit
GAAP professional services gross profit	$4,275	$4,719
Reversal of non-GAAP expenses
Stock-based compensation (a)	$1,140	$621
Non-GAAP professional services gross profit	$5,415	$5,340
Percentage of professional services revenue	36.2%	39.7%

	Three Months Ended December 31,
	2022	2021
Reconciliation from GAAP operating loss to non-GAAP operating income
GAAP operating loss	$(3,549)	$(2,014)
Reversal of non-GAAP expenses
Stock-based compensation (a)	10,404	6,986
Amortization of intangible assets (b)	2,008	2,008
Non-GAAP operating income	$8,863	$6,980

Numerator
Reconciliation between GAAP net loss and non-GAAP net income
GAAP net loss	$(4,050)	$(6,266)
Reversal of non-GAAP expenses
Stock-based compensation (a)	10,404	6,986
Amortization of intangible assets (b)	2,008	2,008
Amortization of debt discount and issuance costs (c)	302	2,655
Non-GAAP net income - basic	$8,664	$5,383
Cash Interest expense on convertible notes*	1,132
Non-GAAP net income - diluted	$9,796

Denominator
Reconciliation between GAAP net loss and non-GAAP net income per share
Shares used in computing GAAP net loss per share:
Basic	37,527	36,223
Diluted	37,527	36,223
Shares used in computing non-GAAP net income per share
Basic	37,527	36,223
Add: effect of shares for stock plan activity	622	356
Add: effect of shares related to convertible senior notes*	5,176
Diluted	43,325	36,578
GAAP net loss per share
Basic and diluted	$(0.11)	$(0.17)
Non-GAAP net income per share
Basic	$0.23	$0.15
Diluted	$0.23	$0.15

*Beginning October 1, 2022, includes the impact of adoption of accounting pronouncement (ASU 2020-06). Under the new standard, the Company is required to reflect dilutive effect of the Convertible Notes by application of the if-converted method.

	Three Months Ended December 31,
	2022	2021
Amortization of intangibles assets recorded in the statements of operations
Cost of revenues
Subscription	$709	$709
Total amortization of intangibles assets in cost of revenue (b)	709	709
Operating expenses
Sales and marketing	1,299	1,299
Total amortization of intangibles assets in operating expense (b)	1,299	1,299
Total amortization of intangibles assets (b)	$2,008	$2,008

	Three Months Ended December 31,
	2022	2021
Stock-based compensation recorded in the statements of operations
Cost of revenues
Subscription	$1,337	$858
Professional services	1,140	621
Total stock-based compensation in cost of revenue (a)	2,477	1,479
Operating expenses
Research and development	1,821	1,281
Sales and marketing	2,388	1,620
General and administrative	3,718	2,606
Total stock-based compensation in operating expense (a)	7,927	5,507
Total stock-based compensation (a)	$10,404	$6,986

	Three Months Ended December 31,
	2022	2021
Free cash flow
Net cash provided by operating activities	$(18,292)	$(9,685)
Purchases of property and equipment	(26)	(325)
Free cash flow	$(18,318)	$(10,010)

Use of Non-GAAP Financial Measures

To supplement our condensed consolidated financial statements presented on a GAAP basis, we use non-GAAP measures of adjusted EBITDA, gross profit, gross margin, income from operations, net income, weighted average shares outstanding and net income per share, which are adjusted to exclude stock-based compensation expense, amortization of intangible assets, and amortization of debt discount and issuance costs and include dilutive shares where applicable. We believe these adjustments are appropriate to enhance an overall understanding of our past financial performance and also our prospects for the future. These adjustments to our current period GAAP results are made with the intent of providing both management and investors a more complete understanding of our underlying operating results and trends and our marketplace performance. The non-GAAP results are an indication of our baseline performance that are considered by management for the purpose of making operational decisions. In addition, these non-GAAP results are the primary indicators management uses as a basis for our planning and forecasting of future periods. The presentation of this additional information is not meant to be considered in isolation or as a substitute for operating loss, net loss or basic and diluted net loss per share prepared in accordance with generally accepted accounting principles in the United States. Non-GAAP financial measures are not based on a comprehensive set of accounting rules or principles and are subject to limitations.

While a large component of our expenses incurred in certain periods, we believe investors may want to exclude the effects of these items in order to compare our financial performance with that of other companies and between time periods:

(a)Stock-based compensation is a non-cash expense accounted for in accordance with FASB ASC Topic 718. We believe that the exclusion of stock-based compensation expense provides for a better comparison of our operating results to prior periods and to our peer companies.

(b)Amortization of intangible assets resulted principally from acquisitions. Intangible asset amortization is a non-cash item. As such, we believe exclusion of these expenses provides for a better comparison of our operating results to prior periods and to our peer companies.

(c)Amortization of debt discount and issuance costs. Prior to the adoption of ASU 2020-06, Debt with Conversion and Other Options, on October 1, 2022 we were required to recognize non-cash interest expense related to amortization of debt discount and issuance costs. Subsequent to the adoption of ASU 2020-06, Debt with Conversion and Other Options, we only recognize non-cash interest expense related to amortization of issuance costs. We believe exclusion of these expenses provides for a better comparison of our operating results to prior periods and to our peer companies. Additionally, effective October 1, 2022 for purposes of calculating diluted Non-GAAP net income per share, we add back cash interest expense on convertible senior notes, as if-converted at the beginning of the period, if the impact is dilutive.